   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 29, 1995

                                                    REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 U S WEST, INC.

               A Delaware                          I.R.S. Employer
               Corporation                          No. 84-0926774

                              7800 E. Orchard Road
                           Englewood, Colorado 80111
                         Telephone Number 303 793-6500

                            ------------------------

                           SHAREOWNER INVESTMENT PLAN

                            ------------------------

                               AGENT FOR SERVICE
                             Stephen E. Brilz, Esq.
                                 U S WEST, Inc.
                              7800 E. Orchard Road
                           Englewood, Colorado 80111
                         Telephone Number 303 793-6500

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
                                November 1, 1995

                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED
                                                    PROPOSED          MAXIMUM
                                                     MAXIMUM         AGGREGATE        AMOUNT OF
    TITLE OF EACH CLASS OF         AMOUNT TO     OFFERING PRICE      OFFERING       REGISTRATION
 SECURITIES TO BE REGISTERED     BE REGISTERED    PER UNIT (1)       PRICE (1)         FEE (1)
U S WEST Communications Group
 Common Stock, par value $.01
 per share (2)................    20,000,000         $25.61        $512,200,000       $176,622
U S WEST Media Group Common
 Stock, par value $.01 per
 share (2)....................    10,000,000         $20.95        $209,500,000        $72,242
Total.........................    30,000,000           N/A         $721,700,000       $248,864

(1) The registration fee for all securities registered hereby, $248,864, has been calculated as follows: one twenty-ninth (1/29) of one percent of $25.61 (55% of $46.5625, the average of the high and low prices reported in the consolidated reporting system of the New York Stock Exchange on September 22, 1995) multiplied by 20,000,000 shares of Communications Stock, plus one twenty-ninth (1/29) of one percent of $20.95 (45% of $46.5625) multiplied by 10,000,000 shares of Media Stock.
(2) Includes Proposed Stock Purchase Rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Communications Stock or Media Stock, as applicable.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BY ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

               SUBJECT TO COMPLETION -- DATED SEPTEMBER 29, 1995

--------------------------------------------------------------------------------
                                                                     [LOGO]

                           SHAREOWNER INVESTMENT PLAN

    U S WEST, Inc., a Delaware corporation ("U S WEST" or the "Company"), as a service to its registered shareowners and other investors, offers a Shareowner Investment Plan (the "Plan") designed primarily to provide individual investors with a convenient method of purchasing shares of U S WEST Communications Group Common Stock ("Communications Stock") and/or U S WEST Media Group Common Stock ("Media Stock," and together with the Communications Stock, the "Common Stock"). Participants in the Plan may automatically reinvest all or a portion of their cash dividends paid on shares of Common Stock registered in their name and make optional investments of cash of up to $100,000 per calendar year in Communications Stock and up to $100,000 per calendar year in Media Stock.

    The sale and purchase of Communications Stock and Media Stock are subject to the approval by shareowners, at a special meeting scheduled for October 31, 1995, of a proposal (the "Recapitalization Proposal") to (i) merge U S WEST, Inc., a Colorado corporation ("U S WEST Colorado") with and into the Company, and (ii) create the Communications Stock and the Media Stock. The Communications Stock and Media Stock are intended to reflect separately the performance of the communications business of U S WEST Communications, Inc. and certain other subsidiaries of the Company (the "Communications Group"), and the Company's multimedia businesses (the "Media Group"), without diminishing the benefits of remaining a single company. The Recapitalization will permit separate market valuations of the Communications Stock and the Media Stock based upon the separate operating results of the Communications Group and the Media Group. The Company currently intends to pay regular quarterly dividends on the Communications Stock in an amount equal to $0.535 per share, which is the current quarterly dividend rate on U S WEST Colorado's existing common stock ("Existing Common Stock"). The Company does not anticipate paying dividends on the Media Stock in the foreseeable future.

    If the Recapitalization Proposal is approved, each Plan participant shall have an account for Communications Stock and an account for Media Stock, and each such account will be credited with a number of shares of Communications Stock or Media Stock, as the case may be, equal to the number of shares of Existing Common Stock in his or her Plan account on October 31, 1995. Reinvested dividends will be applied toward the purchase of additional shares of Communications Stock unless a participant directs otherwise, as described in this Prospectus. A participant may not reinvest dividends in both Communications Stock and Media Stock; any reinvested dividends must be applied toward the purchase of one class of Common Stock or the other. Optional cash investments may be made in any combination of Communications Stock or Media Stock, though optional cash investments are limited to $100,000 per calendar year for Communications Stock and $100,000 per calendar year for Media Stock.

    The price of shares of Common Stock purchased under the Plan will be  either
(a) if purchased from the Company, the average of the high and low sales prices of the shares of Common Stock on the Investment Date, as reported on the New York Stock Exchange Consolidated Tape or, if no trading occurs on such date, the average of the high and low sale prices on the trading days immediately preceding and following such Investment Date, or (b) if purchased on the open market or by negotiated transactions, the average cost of all shares purchased in relation to the Investment Date. The closing price of the Existing Common Stock on September 27, 1995, as shown on the New York Stock Exchange Consolidated Tape, was $47.625 per share.

    Shareowners who elect not to participate in the Plan will continue to receive their cash dividends, as declared, in the usual manner.

                            ------------------------

    This Prospectus relates to 20,000,000 authorized shares of Communications Stock and 10,000,000 authorized shares of Media Stock registered for purchase under the Plan. THE TERMS OF THIS PROSPECTUS APPLY TO DIVIDENDS REINVESTED AND OPTIONAL PAYMENTS MADE ON OR AFTER NOVEMBER 1, 1995. IT IS SUGGESTED THAT THIS PROSPECTUS BE RETAINED FOR FUTURE REFERENCE.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND  EXCHANGE COMMISSION OR ANY STATE  SECURITIES COMMISSION PASSED UPON THE
   ACCURACY OR ADEQUACY OF THIS           PROSPECTUS. ANY REPRESENTATION  TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

October   , 1995

--------------------------------------------------------------------------------

                             AVAILABLE INFORMATION

    U S WEST is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by U S WEST with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Regional Offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549. In addition, certain reports, proxy material and other information concerning U S WEST can be inspected at the offices of The New York Stock Exchange, Inc.
                            ------------------------

                    INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents have been filed by U S WEST or U S WEST Colorado with the Commission (File No. 1-8611) and are incorporated herein by reference:

        (1) Annual Report on Form 10-K for the year ended December 31, 1994.

        (2) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995.

        (3) Current Reports on Form 8-K dated January 19, 1995, April 10, 1995, April 18, 1995, May 23, 1995 (as amended by Forms 8-K/A filed on July 12, 1995 and August 24, 1995), June 20, 1995, July 28, 1995, September 22, 1995
    and September 28, 1995.

        (4) The description of the Communications Stock, the Media Stock, and the Communications Rights and Media Rights issuable pursuant to an Amended and Restated Rights Agreement between the Company and State Street Bank and Trust Company, as Rights Agent, set forth in Item 4 of the Company's Registration Statement on Form 8-B, filed with the Commission on August 23, 1995.

    All documents filed by U S WEST pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein or in any prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Copies of the above documents (excluding exhibits to such documents, unless such exhibits have been specifically incorporated by reference therein) may be obtained without charge from the Treasurer, 7800 E. Orchard Road, Englewood, Colorado 80111 (telephone number 303-793-6500), upon request by any person to whom a copy of this Prospectus has been delivered.

                                 U S WEST, INC.

    U S WEST is incorporated under the laws of the State of Delaware and has its principal executive offices at 7800 East Orchard Road, Englewood, Colorado 80111 (telephone number 303-793-6500).

                           SHAREOWNER INVESTMENT PLAN

    The following is a question and answer statement of the provisions of the Plan.

PURPOSE AND ADVANTAGES

1.  WHAT IS THE PURPOSE OF THE PLAN?

    The purpose of the Plan is to provide shareowners of record and other investors with a convenient and efficient method of purchasing shares of Common Stock, and reinvesting all or part of the dividends paid thereon in additional shares of Common Stock.

2.  WHAT ARE SOME OF THE ADVANTAGES AND FEATURES OF THE PLAN?

    - Participants acquire additional shares of Common Stock automatically by reinvesting all or a portion of their cash dividends in additional shares of Common Stock.

    - Participants may supplement the purchases made with reinvested dividends by also making optional cash payments of up to $100,000 per year in the case of either or both of the Communications Stock and the Media Stock. Optional payments may be made by check, money order or electronic funds transfer from a predesignated bank account.

    - Participants pay no brokerage fees in connection with purchases of Common Stock under the Plan.

    - Participants will be credited with dividends paid on all full and fractional shares of Common Stock acquired under the Plan.

    - Participants may deposit their certificates of Common Stock with the Agent for safekeeping at no additional cost.

    - Participants may direct the Company to transfer, at any time and at no cost to the participants, all or a portion of their shares of Common Stock to other persons.

    - Persons not presently owning shares of Common Stock may become participants by making an initial cash investment of at least $300 with respect to either Communications Stock or Media Stock under the terms of the Plan.

    - Present participants may purchase shares of Common Stock for family members and others by making an initial cash investment of at least $300 to purchase such shares under the terms of the Plan.

    - Personal recordkeeping is simplified by the Agent's issuance of statements following an optional cash purchase or a participant's receipt of a quarterly dividend.

    - Participants owning 100 shares or fewer may direct the Agent by telephone to sell all or a portion of their shares of Common Stock.

COSTS

3. ARE THERE ANY EXPENSES TO PARTICIPANTS IN CONNECTION WITH PURCHASES UNDER THE PLAN?

    Each participant will incur a $1.00 quarterly fee per Plan account in which a participant holds Common Stock on which dividends are declared. The quarterly fee will be deducted from the dividend paid each quarter on enrolled shares and the remaining net dollar amount will be used to purchase shares. The chart below reflects the amount of dividends, after the $1.00 fee has been deducted, that would be available to purchase additional shares. The chart is based upon a dividend of $0.535 per quarter that the Company currently intends to pay on each share of Communications Stock.

                                         PERCENT OF
                         AMOUNT OF        DIVIDENDS
             QUARTERLY   DIVIDENDS        AVAILABLE
 NUMBER OF   AMOUNT OF     AFTER         TO PURCHASE
  SHARES     DIVIDENDS   $1.00 FEE    ADDITIONAL SHARES
-----------  ----------  ----------  -------------------
        4     $   2.14    $   1.14            53.27%
       10         5.35        4.35            81.31%
       20        10.70        9.70            90.65%
       50        26.75       25.75            96.26%
      100        53.50       52.50            98.13%

    A fee of $1.00 will also be charged in connection with each optional cash investment in shares of Common Stock that do not pay a dividend.

PLAN ADMINISTRATION

4.  WHO ADMINISTERS THE PLAN?

    State Street Bank and Trust Company (the "Agent") has been designated by U S WEST to administer the Plan for participants, keep records, send statements of account to participants and perform other duties relating to the Plan.

                   ------------------------------------------
                         FOR INFORMATION ABOUT THE PLAN
                           Call State Street Bank and
                     Trust Company toll free: 800-537-0222.
              Outside the Continental United States call collect:
                                 0-505-989-2004
                                       or
                           Write to: U S WEST, Inc.,
                                 P.O. Box 8936,
                       Boston, Massachusetts 02266-8936.
                All written notices and requests concerning the
                  Plan should be mailed to the above address.
                Please include a telephone number in your letter
                where you can be reached during business hours.
                   OPTIONAL PAYMENTS, WITH CHECKS PAYABLE TO
                           U S WEST, MAY BE MAILED TO
                               THE SAME ADDRESS.
                   ------------------------------------------

PARTICIPATION

5.  WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

    Anyone, whether or not a Common Stock holder of record, is eligible to participate in the Plan provided that he or she meets the requirements of participation as outlined in Question 6 below.

    At the Company's discretion, all optional cash payments for holders with more than one account for Communications Stock and one account for Media Stock using the same Social Security or Taxpayer Identification Number may be
aggregated. For holders unable to supply a Social Security or Taxpayer Identification Number, the holder's participation may, at the Company's discretion, be limited to only one account for Communications Stock and one account for Media Stock.

    Also for purposes of such limitations, all Communications Stock or Media Stock Plan accounts that the Company, in its sole judgment, believes to be under common control or management or to have common ultimate beneficial ownership may be aggregated. If the Company determines that such accounts will be aggregated, unless the Company has also determined that individual investments of optional cash payments for such accounts would be consistent with the purposes of the Plan, the Company will have the right to return without interest within 30 days of receipt any amounts in excess of the applicable investment limitations received in respect of such accounts.

    The Company may establish other or additional requirements that apply to participation in the Plan by brokers, banks and others acting in a
representative   capacity  on   behalf  of   owners  of   the  Company's  Common

Stock. The Company reserves the right to decide that future participation by any participant in the Plan is dependent upon compliance with all requirements currently in effect applicable to optional cash payments (see Question 34).

6.  HOW DOES A PERSON PARTICIPATE IN THE PLAN?

    (a) Current Participants

    Participants in the Plan on October 31, 1995 will automatically continue in the Plan. If the Recapitalization Proposal is approved, each Plan participant shall have an account for Communications Stock and an account for Media Stock, and each such account will be credited with a number of shares of Communications Stock or Media Stock, as the case may be, equal to the number of shares of Existing Common Stock in his or her Plan account on October 31, 1995.

    (b) Shareowners of record.

    After being furnished with a copy of the Plan Prospectus, shareowners of record may enroll in the Plan at any time by signing and returning to the Agent an Authorization Form, or by calling the Agent at 800-537-0222.

    (c) Persons Not Presently Owners of Shares of Common Stock

    After being furnished with a copy of the Plan Prospectus, anyone may apply for enrollment in the Plan by completing and returning to the Agent the appropriate Authorization Form, together with a check or money order (in U.S. dollars) in an amount of not less than $300 nor more than $200,000 (of which a maximum of $100,000 may be applied toward the purchase of any single class of stock) made payable to "U S WEST, Inc." Regulations governing the different forms of stock registration may vary by state and may impose certain restrictions on the manner in which participants desire to have their share ownership recorded on the books of the Company.

    (d) Four-Share Minimum

    Each participant must maintain in his or her account under the Plan at least four shares of Common Stock on which dividends are declared and then reinvested in additional shares of Common Stock.

7.  WHEN DOES ENROLLMENT IN THE PLAN BECOME EFFECTIVE?

    (a) Enrollment in the Plan will commence upon review and acceptance by the Agent of a properly executed Authorization Form, or upon approval of a telephone enrollment request by the Agent. However, as more fully described in Question 7(b) below, the reinvestment of a participant's Common Stock cash dividends may not necessarily commence immediately upon the participant's enrollment in the Plan.

    (b) Reinvestment of a participant's Common Stock cash dividend will commence with the next dividend payable after the participant's enrollment in the Plan, provided that enrollment becomes effective on or before the record date for the dividend. Record dates generally precede dividend dates by approximately two weeks.

    (c) Optional cash payments and initial payments will be invested in respect of the next Investment Date (as defined in Question 8) after their receipt, provided that such payments are received by the Agent no later than two business days ("business day" as used herein means any regular business day of U S WEST) prior to such Investment Date. Dividend and voting rights will commence upon settlement, which is ordinarily three business days after purchase whether from the Company or any other source.

    (d) It is the Company's desire to make the Plan available to all persons wishing to participate. However, regulations in certain countries may limit or prohibit participation in this type of plan. Therefore, persons residing outside the United States who wish to join the Plan should first determine whether they are subject to any governmental regulation prohibiting their participation.

INVESTMENT DATES

8.  WHAT ARE THE PLAN'S INVESTMENT DATES?

    (a) With respect to dividend reinvestments, the Investment Date is the same as the dividend payment date, generally on the first business day of each February, May, August and November.

    (b) The Investment Date for optional cash payments and initial payments will be every Thursday (or, if such Thursday is not a business day, the next succeeding business day).

OPTIONAL CASH PAYMENTS AND PAYMENTS SUBMITTED WITH AUTHORIZATION FORMS

9. WHEN AND IN WHAT AMOUNTS MAY OPTIONAL CASH PAYMENTS AND PAYMENTS SUBMITTED WITH AUTHORIZATION FORMS BE MADE?

    (a) Participants Who are Shareowners of Record.

    Optional cash payments may be made once in any business week (Monday through Friday) in any amount not less than $25 (in U.S. dollars), subject to the calendar year maximum of $200,000 (of which a maximum of $100,000 may be applied toward the purchase of any single class of stock). Payments may be made on a regular basis or only periodically, as desired. Payments may be made any time after enrollment in the Plan.

    (b) Persons Who Do Not Presently own Shares of Common Stock

    Initial cash payments may be in any amount not less than $300 nor more than $200,000 (of which a maximum of $100,000 may be applied toward the purchase of any single class of stock), and must accompany the Authorization Form.

    (c) Since interest will not be paid on any optional cash payments or initial cash payments received and held by the Agent prior to investment, it is to the benefit of the persons making such payments to mail them so as to be received by the Agent as close as possible to, but not after, the applicable Investment Date.

    (d) All optional cash payments or initial cash payments should be made (1) by check or money order made payable to "U S WEST, Inc." and mailed to the Agent (for the convenience of participants, a return envelope and a cash payment form are enclosed with account statements mailed to participants; a separate check for each class of stock should be submitted with the cash payment form), or (2) via electronic funds transfer ("EFT") from a predesignated account (for information regarding payment by EFT, call the Agent at (800) 537-0222). Participants making a payment via EFT may be charged fees by the commercial bank initiating the transfer. A separate EFT transfer must be made for each class of stock purchased.

SOURCE AND PRICE OF SHARES PURCHASED

10. WHAT IS THE SOURCE OF SHARES PURCHASED UNDER THE PLAN AND HOW IS THE PRICE OF SUCH SHARES DETERMINED?

    (a) At the discretion of the Company, Common Stock purchased with reinvested dividends or cash payments will be newly issued shares, treasury shares, or open market purchases.

    (b) The price of shares of Common Stock purchased from the Company will be the average of the high and low sales prices on the Investment Date as reported on the New York Stock Exchange Consolidated Tape, or if no trading occurs on that date, the average of the high and low sale prices on the trading days immediately preceding and following the Investment Date.

    (c) The price of shares of Common Stock purchased on the open market or by negotiated transactions will be the average cost of all shares purchased in relation to the Investment Date, calculated to four decimal places, less brokerage commissions.

    (d) Communications Stock and Media Stock will be priced separately, as described in (b) above. Ticker symbols are "USW" for Communications Stock and "UMG" for Media Stock.

SHARE PURCHASES

11. HOW MANY SHARES WILL BE PURCHASED FOR PARTICIPANTS?

    Each participant's account will be credited with the number of shares of Communications Stock or Media Stock (as selected by the participant), including fractions to three decimal places, equal to the total of the participant's investment amount, minus any fees, divided by the purchase price.

12. WHEN WILL SHARES BE PURCHASED?

    Shares of Common Stock acquired from the Company will be purchased for the accounts of the participants as of each Investment Date. Purchases of Common Stock from other than the Company will be made as promptly as possible on or after the applicable Investment Date and may occur over such periods of time as are consistent with applicable federal securities laws. Optional cash payments or initial payments must be received by the Agent no later than two business days prior to the applicable Investment Date if they are to be applied to the purchase of Common Stock in relation to such date; dividend and voting rights will commence upon settlement, which is ordinarily three business days after purchase. Purchases on the open market may be made on any securities exchange where such shares are traded, in the over-the-counter market, or by negotiated transaction, and are subject to such terms and conditions, including price and delivery, to which the Agent may agree. For the purpose of making purchases, the Agent will commingle each participant's funds with those of all other participants.

CUSTODIAN SERVICE FOR COMMON STOCK CERTIFICATES

13. WHAT IS THE PURPOSE OF THE PLAN'S CUSTODIAN SERVICE FOR CERTIFICATES AND HOW DOES IT WORK?

    The purpose of the Plan's Custodian Service is to permit participants in the Plan to deposit any Common Stock certificates in their possession with the Agent for safekeeping. Shares deposited for safekeeping will be credited to the participant's account under the Plan.

14. WHAT ARE THE ADVANTAGES OF THE PLAN'S CUSTODIAN SERVICE?

    The Plan's Custodian Service for safekeeping of stock certificates offers two significant advantages to participants. First, the risk associated with loss of a participant's stock certificates is eliminated. Ordinarily, if a stock certificate is lost or stolen, no transfer or sale of shares may take place until a replacement certificate is obtained. This procedure is not always simple and usually results in costs and paperwork both to the shareowner and to the Company. Second, because shares deposited with the Agent for safekeeping are treated in the same manner as shares purchased through the Plan, they may be sold through the Plan in a convenient and efficient manner.

15. HOW MAY COMMON STOCK CERTIFICATES BE DEPOSITED WITH THE AGENT?

    Participants who wish to deposit their certificates of Common Stock with the Agent must complete and return to the Company a letter of instruction together with Common Stock certificates registered in their names that are to be deposited.

16. WHAT HAPPENS TO CASH DIVIDENDS PAID ON SHARES OF COMMON STOCK DEPOSITED WITH THE AGENT?

    Cash dividends paid on certificates of Common Stock deposited with the Agent will, at the participant's discretion, be paid to the participant or reinvested in additional shares of either Communications Stock or Media Stock. Reinvested dividends will be applied toward the purchase of additional shares of Communications Stock unless a participant directs otherwise. Dividends may not be reinvested in a combination of Communications Stock and Media Stock; reinvested dividends must be applied toward the purchase of one class or the other. (see Question 18 below).

17. MAY SHARES REMAIN ON DEPOSIT WITH THE AGENT IF PARTICIPATION IN THE PLAN IS DISCONTINUED?

    No. Upon withdrawal from the Plan, participants must elect to receive their Plan shares either by certificate or in cash (see Question 22 below).

REINVESTMENT OF CASH DIVIDENDS

18. MAY PARTICIPANTS REINVEST ONLY A PART OF THEIR CASH DIVIDENDS?

    Participants may specify the number of shares for which cash dividends are to be invested in additional shares of Common Stock and receive the balance of such dividends in cash ("Partial Reinvestment"). However, dividends on shares purchased with reinvested dividends shall be applied to the purchase of additional shares of Common Stock. Each participant must maintain in his or her account under the Plan at least four shares of Common Stock on which dividends are declared and then reinvested in additional shares of Common Stock.

19. MAY A PARTICIPANT CHANGE OPTIONS UNDER THE PLAN?

    A participant may change the investment at any time by signing a new Authorization Form and returning it to the Agent, or by telephoning the Agent at
(800) 537-0222. An Authorization Form and envelope may be obtained at any time by contacting the Agent (see Question 4). Any change in option with respect to reinvestment of dividends must be received and approved by the Agent not later than the record date for the next dividend in order to make a change with respect to that dividend. Dividends on shares purchased with reinvested dividends must be applied to the purchase of additional shares of Common Stock.

20. WHAT KIND OF STATEMENTS OF ACCOUNT WILL BE SENT TO PARTICIPANTS IN THE PLAN?

    Each participant in the Plan will receive a Statement of Account following receipt of a dividend or an optional cash purchase showing amounts invested, purchase prices, shares purchased, fees paid, tax basis of shares purchased and other information for the year to date. Participants will receive a similar statement as soon as practicable following each optional cash payment, or initial cash payment pursuant to the Plan. In addition, each participant will receive communications sent to all registered shareowners, including U S WEST's annual report and notice of shareowners' meetings and proxy statement.

CERTIFICATES FOR SHARES

21. WILL CERTIFICATES BE ISSUED FOR SHARES PURCHASED?

    Certificates for such shares purchased will not be issued to participants unless requested. This protects against loss, theft or destruction of stock certificates.

    The number of shares of Communications Stock and/or Media Stock held in accounts under the Plan will be shown on the participant's Statements of Account.

    Certificates for any number of whole shares held in an account under the Plan will be issued within two weeks after receipt of a telephone request or a written request which should be signed by the participant (or participants if a joint registration). (Note:
Corporations must submit a written request with a certified copy of the applicable corporate resolution). Such written request should be signature guaranteed and mailed to the Agent (see Question 4). Dividends will not be reinvested on these shares unless requested by the shareowner. Any remaining shares will continue to be held in the Participant's Account.

    Certificates  for  a  fractional  share   will  not  be  issued  under   any
circumstances.

    Shares held in the account of a participant under the Plan may not be pledged, unless the participant has requested and received a certificate(s) for such shares.

    An institution that is required by law to maintain physical possession of certificates may request a special arrangement regarding the issuance of certificates for common shares purchased under the Plan. This request should be mailed to the Agent (see Question 4).

TERMINATION OF PLAN ENROLLMENT

22. HOW DOES A PARTICIPANT WITHDRAW FROM THE PLAN AND HOW ARE SHARES OF COMMON STOCK DISTRIBUTED UPON TERMINATION OF ENROLLMENT?

    (a) Participation in the Plan may be terminated at any time by telephone or written notice to the Agent. Such notice, if written, must be signed by the participant(s).

    (b) Upon voluntary termination, the participant may elect to receive either:

        (1) A Common Stock certificate for all full shares and a check for the proceeds from the sale of any fraction of a share, less brokerage commission, transfer taxes, if any, and withholding tax, if any, or

        (2) A Common Stock certificate for part of the shares and a check for the proceeds from the sale of the balance of the shares of Common Stock in the participant's account, less brokerage commission, transfer taxes, if any, and withholding tax, if any, or

        (3) A check equal to the proceeds from the sale of all shares of Common Stock in the participant's account, less brokerage commission, transfer taxes, if any, and withholding tax, if any.

    Please note that, should a participant elect to sell more than 100 shares of Common Stock the Agent must receive such election in a written notice, accompanied by a signature guarantee.

    (c) A participant's enrollment in the Plan may be automatically terminated if his or her Plan shares total less than four full shares of Common Stock on which dividends are declared and then reinvested in additional shares of Common Stock. Upon automatic termination, the shareowner will receive a certificate for all full shares and a check for the proceeds from the sale of any fraction of a share, less brokerage commission, transfer taxes, if any, and withholding tax, if any.

    (d) Withdrawal or sale of shares purchased with Cash Payments will not be effected until the funds of a participant's payment have been transferred to the Agent from the bank against which the payment was drawn. Accordingly, such request may be deferred by up to three weeks.

23. WHEN DOES A WITHDRAWAL FROM THE PLAN BECOME EFFECTIVE?

    A participant's enrollment in the Plan will be terminated as soon as practicable (usually within ten business days) after receipt by the Agent of the participant's written or telephone termination notice. However, if the notice of termination is received after an ex-dividend date but before a Common Stock dividend record date or within five business days of the next Common Stock dividend payment date, termination will be deferred until after the said record or payment date, as the case may be, so that the participant can receive the dividend. Sales will be made by the Agent on the open market at current prices or to the Plan or to the Company at the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange Consolidated Tape on the date the termination request is processed.

TRANSFER OF SHARES

24. MAY A PARTICIPANT ASSIGN OR TRANSFER ALL OR A PART OF HIS OR HER SHARES HELD UNDER THE PLAN TO ANOTHER PERSON?

    Yes, if a participant wishes to change the ownership of all or part of his or her shares held under the Plan's Custodian Service through gift, private sale or otherwise, the participant should mail a properly executed stock assignment (with signature guarantee), along with a letter of instruction, to the Agent. The Agent will provide the participant with a stock assignment form upon request.

25. IF PLAN SHARES ARE TRANSFERRED TO ANOTHER PERSON, WILL THE COMPANY ISSUE A STOCK CERTIFICATE TO THE TRANSFEREE?

    No. The Agent will retain the shares, and an account will be opened in the name of the person to whom the shares are transferred. The transferee will thereafter be treated as any other participant in the Plan.

26. HOW WILL A TRANSFEREE BE ADVISED OF HIS OR HER STOCK OWNERSHIP?

    The transferee will begin to receive Statements of Account just like other participants.

MISCELLANEOUS

27. IF A PARTICIPANT SELLS OR TRANSFERS ALL OF THE COMMON STOCK REGISTERED IN HIS OR HER NAME, MAY HE OR SHE REMAIN IN THE PLAN?

    A  minimum of  four full  shares of  Common Stock,  for which  dividends are
declared  and  then  reinvested,   must  be  held  in   the  Plan  to   continue
participation.

28. HOW WILL PARTICIPANTS' SHARES IN THE PLAN BE VOTED AT SHAREOWNERS' MEETINGS?

    Each participant will be sent a proxy card representing the shares of Common Stock for which the participant holds certificates, if any, and the shares held in the participant's Plan account(s). Such proxy will be voted for both full and fractional shares as indicated by the participant on the proxy card.

    If the proxy card is returned signed, and no voting instructions are given with respect to any item thereon, all of the participant's shares will be voted in accordance with the recommendations of U S WEST management. This is the same procedure that is followed for all shareowners who return proxies and do not provide instructions. If the proxy card is returned unsigned, none of the participant's shares will be voted.

29. TO WHOM SHOULD INQUIRIES CONCERNING THE PLAN BE DIRECTED?

    All inquiries concerning the Plan should be directed to the Agent (see Question 4). A participant should include in all correspondence his or her shareowner account number, taxpayer identification number (Social Security Number), and a day-time telephone number where he or she may be contacted during normal working hours to facilitate a prompt response.

30. WHAT ARE THE TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

    (a) The amount of cash dividends paid by the Company is included as income even though reinvested under the Plan. The information return sent to individual participants and the IRS at end-of-year will show as dividend income the full amount of dividends reinvested under the Plan as well as the amount, if any, of dividends paid in cash. The cost basis per share for Federal income tax purposes of shares of Common Stock acquired through the Plan on any given Investment Date will be determined by dividing the total of the dividends reinvested net of taxes withheld, if any, brokerage commissions, if any, and the participant's optional cash payments, if any, by the number of shares of Common Stock, including any fraction of a share, acquired on such participant's behalf by the Agent.

    (b) The sale of shares through the Plan will be reported to the IRS on Form 1099-B except where gross proceeds from the sale of fractional shares are less than $20.

    (c) A participant's holding period for shares acquired pursuant to the Plan will begin on the day following the purchase of such shares.

    (d) A participant will not realize any taxable income when he or she receives certificates for whole shares held in the participant's account.

    (e) A participant will realize gain or loss when full or fractional shares are sold or exchanged and the amount of such gain or loss will be the difference between the amount which the participant receives for the shares and the tax basis thereof.

    (f) Participants should consult with their own tax advisers for advice applicable to their particular situations.

31. WHAT ARE THE EFFECTS OF THE INTEREST AND DIVIDEND TAX COMPLIANCE ACT OF 1983 ON THE PLAN?

    If a participant has failed to furnish a valid certified taxpayer identification number to the Agent, unless the participant is exempt from the back-up withholding requirements described in section 3406 of the Internal Revenue Code, then the Agent must withhold 31% from the amount of Common Stock dividends, the proceeds of the sale of any whole or fractional shares. In addition, the Interest Dividend Tax Compliance Act of 1983 provides that if a new participant fails to certify that he or she is not subject to withholding on interest and dividend payments under section 3406(a)(1)(C) of the Internal Revenue Code, then 31% must be withheld from the amount of Common Stock dividends. The withheld amounts will be deducted from the amount of dividends and the remaining amount will be reinvested.

32. HOW ARE UNITED STATES INCOME TAX WITHHOLDING PROVISIONS APPLIED TO FOREIGN SHAREOWNERS?

    In the case of foreign shareowners whose Common Stock dividends are subject to United States income tax withholding, the amount of tax to be withheld will be deducted from the amount of Common Stock dividends and the remaining amount of dividends will be reinvested.

33. WHAT HAPPENS IF THE COMPANY DECLARES A STOCK SPLIT OR STOCK DIVIDEND?

    Any shares distributed to a participant as a result of a stock dividend or stock split by U S WEST will be added to the participant's account(s).

34. ARE THERE LIMITATIONS ON THE LIABILITIES OF THE COMPANY AND THE AGENT UNDER THE PLAN?

    Neither U S WEST nor the Agent, in administering the Plan, will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability (a) arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death, (b) with respect to the prices at which shares are purchased or sold for a participant's account and the times when such purchase or sales are made, or (c) for any fluctuation in the market value after purchase or sale of shares.

    Furthermore, if it appears to the Company that any participant is using or contemplating the use of the optional cash payment investment mechanism in a manner or with the effect that, in the sole judgment and discretion of the Company, is not in the best interests of the Company or its shareowners, then the Company may decline to issue all or any portion of the shares of Common Stock for which any optional cash payment by or on behalf of such participants is tendered. Such optional cash payment (or the portion thereof not to be invested in shares of Common Stock) will be returned by the Company as promptly as practicable, without interest.

    Participants should recognize that U S WEST cannot assure them of a profit or protect them against a loss on the shares purchased by them under the Plan.

    The Company does not currently intend to pay a dividend on the Media Stock in the foreseeable future. Although the Company currently intends to continue the payment of quarterly dividends on the Communications Stock, the payment of dividends will depend upon future earnings, the financial condition of U S WEST and other factors.

35. MAY THE PLAN BE CHANGED OR DISCONTINUED?

    U S WEST reserves the right to suspend, modify or terminate the Plan at any time. Upon termination of the Plan by U S WEST, certificates for whole shares held in a participant's account under the Plan will be issued and a cash payment will be made for any fraction of a share.

                                USE OF PROCEEDS

    U S WEST is unable to estimate the amount of proceeds from the shares to be sold under this Plan. U S WEST intends to use proceeds from the sale of such shares for general corporate purposes, which may include advances to or investments in subsidiary companies.

                                    EXPERTS

    The consolidated financial statements of U S WEST Colorado and the combined financial statements of the Communications Group and the Media Group included in U S WEST Colorado's Current Report on Form 8-K dated September 28, 1995, as of December 31, 1993 and 1994 and for each of the three years in the period ended December 31, 1994 are incorporated herein by reference in reliance on the reports of Coopers & Lybrand L.L.P., independent certified public accountants, given upon the authority of that firm as experts in accounting and auditing.

    The  Consolidated Financial Statements  and Consolidated Financial Statement
Schedule included in U S WEST Colorado's Annual Report on Form 10-K for the year ended December 31, 1994 are incorporated herein by reference in reliance on the reports of Coopers & Lybrand L.L.P., independent certified public accountants, given upon the authority of that firm as experts in accounting and auditing.

    The consolidated financial statements of Time Warner Entertainment Company, L.P. as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, which appear in the Current Report on Form 8-K of U S WEST Colorado, dated May 23, 1995, as amended by Forms 8-K/A filed on July 12, 1995 and August 24, 1995, are incorporated herein by reference in reliance on the report of Ernst & Young LLP, independent auditors, given upon the authority of that firm as experts in accounting and auditing.

    The financial statements of Mercury Personal Communications (trading as Mercury One-2-One) as of March 31, 1995, 1994 and 1993 and for each of the three years in the period ended March 31, 1994, which appear in the Current Report on Form 8-K of U S WEST dated May 23, 1995, as amended by Forms 8 K/A filed on July 12, 1995 and August 24, 1995, are incorporated herein by reference in reliance on the report of Arthur Andersen, independent chartered accountants, given upon the authority of that firm as experts in accounting and auditing.

    The combined financial statements of Georgia Cable Holdings Limited Partnership and Subsidiary Partnerships as of December 31, 1993 and 1992 and for each of the years in the two-year period ended December 31, 1993, which appear in the Current Report on Form 8-K of U S WEST, dated May 23, 1995, as amended by Forms 8-K/A filed on July 12, 1995 and August 24, 1995, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements of Wometco Cable Corp. and subsidiaries as of December 31, 1993 and 1992 and for each of the years in the two-year period ended December 31, 1993, which appear in the Current Report on Form 8-K of U S WEST, dated May 23, 1995, as amended by Forms 8-K/A filed on July 12, 1995 and August 24, 1995, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report on the 1993 consolidated financial statements of Wometco Cable Corp. and subsidiaries refers to a change in the method of accounting for income taxes in 1993 to adopt the provisions of Financial Accounting Standards Board FASB No. 109 -- Accounting for Income Taxes.

                                    COUNSEL

    Stephen E. Brilz, Senior Attorney and Assistant Secretary of U S WEST, has passed upon the legality of the issue for U S WEST.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law (the "DGCL") permits the Registrant's board of directors to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Registrant, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

    The Registrant's Restated Certificate of Incorporation and By-laws provide for indemnification of its directors and officers to the fullest extent permitted by law.

    As permitted by sections 102 and 145 of the DGCL, the Registrant's Restated Certificate of Incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders arising from a breach or alleged breach of a director's fiduciary duty except for liability under section 174 of the DGCL, for liability for any breach of the director's duty of loyalty to the Registrant or its stockholders, for act or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction which the director derived an improper personal benefit.

    The directors and officers of the Registrant are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act which might be incurred by them in such capacities and against which they cannot be indemnified by the Registrant.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors and officers of U S WEST pursuant to the foregoing provisions, or otherwise, U S WEST has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Available Information.................           1
Incorporation of Documents by
 Reference............................           1
U S WEST..............................           2
The Plan..............................           2
    Purpose and Advantages............           2
    Costs.............................           3
    Plan Administration...............           3
    Participation.....................           4
    Investment Dates..................           6
    Optional Cash Payments............           6
    Source and Price of Shares
     Purchased........................           7
    Share Purchases...................           7
    Custodian Service for Common Stock
     Certificates.....................           8
    Reinvestment of Cash Dividends....           9
    Certificates for Shares...........           9
    Termination of Plan Enrollment....          10
    Transfer of Shares................          11
    Miscellaneous.....................          11
Use of Proceeds.......................          14
Experts...............................          14
Counsel...............................          15
Indemnification of Directors and
 Officers.............................          15

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER
CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY U S WEST. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES TO WHICH IT RELATES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                                                       [LOGO]

                           SHAREOWNER INVESTMENT PLAN

                              FEATURES OF THE PLAN

                            PURCHASE U S WEST, INC.
                                 COMMON SHARES

                           * BY REINVESTING DIVIDENDS

                         * BY MAKING OPTIONAL PAYMENTS

                             DATED OCTOBER   , 1995

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission Filing Fees...................  $ 248,864
Printing Registration Statement and Prospectuses.................     51,500*
Accountants' Fees................................................     25,000*
Legal Fees, Including "Blue Sky" Fees and Expenses...............     10,000*
                                                                   ----------
    Total........................................................  $ 335,364*
                                                                   ----------
                                                                   ----------

------------------------
* Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law (the "DGCL") permits the Registrant's board of directors to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Registrant, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

    The Registrant's Restated Certificate of Incorporation and By-laws provide for indemnification of its directors and officers to the fullest extent permitted by law.

    As permitted by sections 102 and 145 of the DGCL, the Registrant's Restated Certificate of Incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders arising from a breach or alleged breach of a director's fiduciary duty except for liability under section 174 of the DGCL, for liability for any breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction which the director derived an improper personal benefit.

    The directors and officers of the Registrant are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act which might be incurred by them in such capacities and against which they cannot be indemnified by the Registrant.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    Exhibits identified in parentheses below are on file with the SEC, and are incorporated herein by reference to such previous filings.

 EXHIBIT
 NUMBER
---------
   (2)     Agreement and Plan of Merger, dated as of August 17, 1995, between U S WEST, Inc., a Colorado corporation, and U S WEST, Inc., a Delaware corporation (Exhibit 2 to Registration Statement
           No. 33-59315).
  (3-A)    Restated Certificate of Incorporation of U S WEST, Inc., a Delaware corporation (Exhibit 3-A to Registration Statement No. 33-59315).
  (3-B)    Bylaws of U S WEST, Inc., a Delaware corporation (Exhibit 3-B to Registration Statement No.
           33-59315).
   (4)     Form of Amended and Restated Rights Agreement between U S WEST, Inc., a Delaware corporation, and State Street Bank and Trust Company, as Rights Agent (Exhibit 4-A to Registration
           Statement No. 33-59315).

 EXHIBIT
 NUMBER
---------
    5      Opinion of Stephen E. Brilz, Senior Attorney and Assistant Secretary of U S WEST, Inc.,
           regarding the legality of the securities being registered.
  23-A     Consents of Coopers & Lybrand L.L.P.
  23-B     Consent of Ernst & Young LLP
  23-C     Consents of KPMG Peat Marwick LLP
  23-D     Consent of Arthur Andersen LLP
  23-E     Consent of Stephen E. Brilz, Senior Attorney and Assistant Secretary of U S WEST, Inc., is
           included in the opinion of counsel filed as Exhibit 5.
   24      Powers of Attorney executed by directors and officers who signed this registration statement.

ITEM 17.  UNDERTAKINGS.

    U S WEST hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of U S WEST's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    U S WEST hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that the undertaking set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by U S WEST pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration  by means of a post-effective  amendment
    any   of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES AND EXCHANGE ACT OF 1933, U S WEST, INC. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ENGLEWOOD, STATE OF COLORADO, ON THE 29TH DAY OF SEPTEMBER, 1995.

                                          U S WEST, Inc.

                                                 By /s/ STEPHEN E. BRILZ

                                          --------------------------------------
                                                      Stephen E. Brilz
                                                     ASSISTANT SECRETARY

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES AND EXCHANGE ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

PRINCIPAL EXECUTIVE OFFICER:
  Richard D. McCormick*                        President and Chief Executive Officer
PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER:
  James T. Anderson*                           Acting Executive Vice President and Chief
                                                Financial Officer
DIRECTORS:
  Richard B. Cheney*
  Remedios Diaz-Oliver*
  Grant A. Dove*
  Allan D. Gilmour*
  Pierson M. Grieve*
  Shirley M. Hufstedler*
  Allen F. Jacobson*
  Richard D. McCormick*
  Frank P. Popoff*
  Jerry O. Williams*

*By

            /s/ STEPHEN E. BRILZ
--------------------------------------------
              Stephen E. Brilz
              ATTORNEY-IN-FACT

Dated:  September 29, 1995

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                                                  DESCRIPTION
---------  --------------------------------------------------------------------------------------------------------
   (2)     Agreement and Plan of Merger, dated as of August 17, 1995, between U S WEST, Inc., a Colorado corporation, and U S WEST, Inc., a Delaware corporation (Exhibit 2 to Registration Statement No.
           33-59315).
  (3-A)    Restated Certificate of Incorporation of U S WEST, Inc., a Delaware corporation (Exhibit 3-A to
           Registration Statement No. 33-59315).
  (3-B)    Bylaws of U S WEST, Inc., a Delaware corporation (Exhibit 3-B to Registration Statement No. 33-59315).
   (4)     Form of Amended and Restated Rights Agreement between U S WEST, Inc., a Delaware corporation, and State
           Street Bank and Trust Company, as Rights Agent (Exhibit 4-A to Registration Statement No. 33-59315).
    5      Opinion of Stephen E. Brilz, Senior Attorney and Assistant Secretary of U S WEST, Inc., regarding the legality of the securities being registered.
  23-A     Consents of Coopers & Lybrand L.L.P.
  23-B     Consent of Ernst & Young LLP
  23-C     Consents of KPMG Peat Marwick LLP
  23-D     Consent of Arthur Andersen LLP
  23-E     Consent of Stephen E. Brilz, Senior Attorney and Assistant Secretary of U S WEST, Inc., is included in the opinion of counsel filed as Exhibit 5.
   24      Powers of Attorney executed by directors and officers who signed this registration statement.